EXHIBIT 99(a)

NEWS RELEASE

October 25, 2021

Contact:	Lance A. Sellers
President and Chief Executive Officer Jeffrey N. Hooper Executive Vice President and Chief Financial Officer 828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter earnings results with highlights as follows:

Third quarter highlights:

•

Net earnings were $3.4 million or $0.61 basic net earnings per share and $0.59 diluted net earnings per share for the three months ended September 30, 2021, as compared to $4.5 million or $0.80 basic net earnings per share and $0.78 diluted net earnings per share for the same period one year ago.

•	The Bank recognized $489,000 in PPP loan fee income during the three months ended September 30, 2021, as compared to $361,000 in PPP loan fee income for the same period one year ago.

Year to date highlights:

•

Net earnings were $12.1 million or $2.16 basic net earnings per share and $2.10 diluted net earnings per share for the nine months ended September 30, 2021, as compared to $9.4 million or $1.67 basic net earnings per share and $1.62 diluted net earnings per share for the same period one year ago.

•

The Bank originated 419 Small Business Administration (SBA) Paycheck Protection Program (PPP) loans, totaling $29.1 million, during the nine months ended September 30, 2021. The Bank recognized $3.0 million in PPP loan fee income during the nine months ended September 30, 2021, as compared to $361,000 in PPP loan fee income for the same period one year ago.

•	Core deposits were $1.4 billion or 98.13% of total deposits at September 30, 2021, compared to $1.2 billion or 97.92% of total deposits at September 30, 2020.

Net earnings were $3.4 million or $0.61 basic net earnings per share and $0.59 diluted net earnings per share for the three months ended September 30, 2021, as compared to $4.5 million or $0.80 basic net earnings per share and $0.78 diluted net earnings per share for the same period one year ago. Lance A. Sellers, President and Chief Executive Officer, attributed the decrease in third quarter net earnings to a decrease in net interest income, a decrease in non-interest income and an increase in non-interest expense, which were partially offset by a decrease in the provision for loan losses during the three months ended September 30, 2021, compared to the three months ended September 30, 2020, as discussed below.

Net interest income was $10.6 million for the three months ended September 30, 2021, compared to $10.9 million for the three months ended September 30, 2020. The decrease in net interest income is due to a $447,000 decrease in interest income, which was partially offset by a $81,000 decrease in interest expense. The decrease in interest income is primarily due to a $700,000 decrease in interest income and fees on loans, which was partially offset by an increase in interest income on investment securities. The decrease in interest income and fees on loans is primarily due to a decrease in total loans. The increase in interest income on investment securities is primarily due to additional securities purchases due to an increase in excess cash. The decrease in interest expense is primarily due to a decrease in Federal Home Loan Bank (“FHLB”) borrowings and a reduction in rates paid on time deposits, partially offset by an increase in interest bearing demand, Money Market and savings deposits. Net interest income after the provision for loan losses was $10.7 million for the three months ended September 30, 2021, compared to $10.4 million for the three months ended September 30, 2020. The provision for loan losses for the three months ended September 30, 2021 was a recovery of $182,000, compared to a provision of $522,000 for the three months ended September 30, 2020. The decrease in the provision for loan losses is primarily attributable to a decrease in reserves on loans with payment modifications made as a result of the COVID-19 pandemic and a decrease in reserves in the general reserve pool. At September 30, 2021, there were no loans with existing modifications as a result of the COVID-19 pandemic. At December 31, 2020, the balance of loans with existing modifications as a result of the COVID-19 pandemic was $18.3 million. The Company continues to track all loans that are currently modified or have been modified as a result of the COVID-19 pandemic. The loan balances associated with COVID-19 pandemic related modifications have been grouped into their own pool within the Company’s Allowance for Loan and Lease Losses (“ALLL”) model as they have a higher likelihood of risk, and a higher reserve rate has been applied to that pool. All loans modified as a result of the COVID-19 pandemic, totaling $100.9 million at September 30, 2021, have returned to their original terms; however, the effects of stimulus in the current environment are still unknown, and additional losses may be present in loans that were once modified. At December 31, 2020, the balance for all loans that were then currently modified or previously modified but returned to their original terms was $119.6 million. The $18.7 million decrease from December 31, 2020 to September 30, 2021 in the balance of currently or previously modified loans that had returned to their original terms is primarily due to loans paid off during the nine months ended September 30, 2021.

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Non-interest income was $6.0 million for the three months ended September 30, 2021, compared to $7.1 million for the three months ended September 30, 2020. The decrease in non-interest income is primarily attributable to a $1.7 million decrease in gains on sale of securities.

Non-interest expense was $12.6 million for the three months ended September 30, 2021, compared to $11.9 million for the three months ended September 30, 2020. The increase in non-interest expense was primarily attributable to a $317,000 increase in salaries and employee benefits expense primarily due to increases in incentive compensation and restricted stock expense and a $203,000 increase in other non-interest expenses.

Year-to-date net earnings as of September 30, 2021 were $12.1 million or $2.16 basic net earnings per share and $2.10 diluted net earnings per share for the nine months ended September 30, 2021, as compared to $9.4 million or $1.67 basic net earnings per share and $1.62 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income, a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by an increase in non-interest expense during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, as discussed below.

Year-to-date net interest income as of September 30, 2021 was $33.3 million, compared to $32.9 million for the same period one year ago. The increase in net interest income is due to a $104,000 increase in interest income and a $377,000 decrease in interest expense. The increase in interest income was primarily due to a $107,000 increase in interest income and fees on loans, which was primarily due to an increase in fee income on SBA PPP loans, which was partially offset by a decrease in interest income on loans primarily due to a decrease in total loans. The decrease in interest expense was primarily due to a decrease in rates paid on interest-bearing liabilities and a decrease in FHLB borrowings. Net interest income after the provision for loan losses was $34.2 million for the nine months ended September 30, 2021, compared to $29.4 million for the same period one year ago. The provision for loan losses for the nine months ended September 30, 2021 was a recovery of $863,000, compared to a provision of $3.5 million for the nine months ended September 30, 2020. The decrease in the provision for loan losses is primarily attributable to a decrease in reserves on loans with payment modifications made as a result of the COVID-19 pandemic and a decrease in reserves due to a net decrease in the volume of loans in the general reserve pool.

Non-interest income was $18.0 million for the nine months ended September 30, 2021, compared to $17.0 million for the nine months ended September 30, 2020. The increase in non-interest income is primarily attributable to a $474,000 increase in mortgage banking income due to an increase in mortgage loan volume, a $820,000 increase in appraisal management fee income due to an increase in the volume of appraisals and a $1.5 million increase in miscellaneous non-interest income primarily due to an increase in debit card income resulting from increased debit card activity and an increase in income on Small Business Investment Company (“SBIC”) investments. These increases in non-interest income were partially offset by a $2.1 million decrease in gains on sale of securities.

Non-interest expense was $37.0 million for the nine months ended September 30, 2021, compared to $34.8 million for the nine months ended September 30, 2020. The increase in non-interest expense was primarily attributable to a $907,000 increase in salaries and employee benefits expense primarily due to increases in insurance costs and incentive compensation and a $801,000 increase in appraisal management fee expense due to an increase in the volume of appraisals.

Income tax expense was $824,000 for the three months ended September 30, 2021, compared to $1.1 million for the three months ended September 30, 2020. The effective tax rate was 19.55% for the three months ended September 30, 2021, compared to 19.80% for the three months ended September 30, 2020. Income tax expense was $3.1 million for the nine months ended September 30, 2021, compared to $2.1 million for the nine months ended September 30, 2020. The effective tax rate was 20.17% for the nine months ended September 30, 2021, compared to 18.31% for the nine months ended September 30, 2020.

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Total assets were $1.6 billion as of September 30, 2021, compared to $1.4 billion at December 31, 2020. Available for sale securities were $402.9 million as of September 30, 2021, compared to $245.2 million as of December 31, 2020. Total loans were $891.0 million as of September 30, 2021, compared to $948.6 million as of December 31, 2020. The decrease in loans is primarily due to a $50.2 million decrease in PPP loans due to PPP loans being forgiven by the SBA during the nine months ended September 30, 2021 and a $37.2 million decrease in commercial loans due to loan payoffs during the nine months ended September 30, 2021. The Company had $25.6 million and $75.8 million in PPP loans at September 30, 2021 and December 31, 2020, respectively.

Non-performing assets were $2.7 million or 0.17% of total assets at September 30, 2021, compared to $3.9 million or 0.27% of total assets at December 31, 2020. Non-performing assets include $2.6 million in commercial and residential mortgage loans and $59,000 in other loans at September 30, 2021, compared to $3.5 million in commercial and residential mortgage loans, $226,000 in other loans, and $128,000 in other real estate owned at December 31, 2020.

The allowance for loan losses at September 30, 2021 was $9.0 million or 1.01% of total loans, compared to $9.9 million or 1.04% of total loans at December 31, 2020. Management believes the current level of the allowance for loan losses is adequate   however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.4 billion at September 30, 2021, compared to $1.2 billion at December 31, 2020. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $1.4 billion at September 30, 2021, compared to $1.2 billion at December 31, 2020. Certificates of deposit in amounts of $250,000 or more totaled $26.4 million at September 30, 2021, compared to $25.8 million at December 31, 2020.

Securities sold under agreements to repurchase were $32.3 million at September 30, 2021, compared to $26.2 million at December 31, 2020. Junior subordinated debentures were $15.5 million at September 30, 2021 and December 31, 2020. Shareholders’ equity was $143.5 million, or 8.88% of total assets, at September 30, 2021, compared to $139.9 million, or 9.88% of total assets, at December 31, 2020. The Company repurchased 127,597 shares of its common stock during the nine months ended September 30, 2021 under the Company’s stock repurchase program, which was funded in February 2021.

Peoples Bank currently operates 17 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg and Rowan Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2020.

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CONSOLIDATED BALANCE SHEETS
September 30, 2021, December 31, 2020 and September 30, 2020
(Dollars in thousands)

	September 30, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$42,098	$42,737	$48,355
Interest-bearing deposits	221,210	118,843	15,778
Federal funds sold	-	-	140,095
Cash and cash equivalents	263,308	161,580	204,228

Investment securities available for sale	402,905	245,249	222,991
Other investments	3,725	4,155	7,163
Total securities	406,630	249,404	230,154

Mortgage loans held for sale	9,086	9,139	8,960

Loans	891,005	948,639	973,871
Less: Allowance for loan losses	(8,963)	(9,908)	(9,892)
Net loans	882,042	938,731	963,979

Premises and equipment, net	16,625	18,600	19,057
Cash surrender value of life insurance	17,265	16,968	16,742
Accrued interest receivable and other assets	21,295	21,753	20,320
Total assets	$1,616,251	$1,416,175	$1,463,440

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$529,118	$456,980	$455,199
Interest-bearing demand, MMDA & savings	777,721	657,834	626,674
Time, $250,000 or more	26,357	25,771	24,717
Other time	76,769	80,501	79,806
Total deposits	1,409,965	1,221,086	1,186,396

Securities sold under agreements to repurchase	32,332	26,201	34,151
FHLB borrowings	-	-	70,000
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	14,948	13,525	17,978
Total liabilities	1,472,709	1,276,276	1,323,989

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,661,569 shares at 9/30/21,
5,787,504 shares at 12/31/20 and 9/30/20	53,305	56,871	56,871
Common stock held by deferred compensation trust,
at cost; 160,608 shares at 9/30/21, 155,469 shares
at 12/31/20 and 153,006 shares at 9/30/20	(1,946)	(1,796)	(1,747)
Deferred compensation	1,946	1,796	1,747
Retained earnings	86,927	77,628	76,580
Accumulated other comprehensive income	3,310	5,400	6,000
Total shareholders' equity	143,542	139,899	139,451

Total liabilities and shareholders' equity	$1,616,251	$1,416,175	$1,463,440

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CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2021 and 2020
(Dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$9,807	$10,507	$31,474	$31,367
Interest on due from banks	89	19	172	103
Interest on federal funds sold	-	33	-	178
Interest on investment securities:
U.S. Government sponsored enterprises	679	528	1,899	1,864
State and political subdivisions	825	717	2,222	2,042
Other	21	64	93	202
Total interest income	11,421	11,868	35,860	35,756

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	577	482	1,617	1,455
Time deposits	181	224	584	725
FHLB borrowings	-	103	-	269
Junior subordinated debentures	69	76	211	296
Other	34	57	106	150
Total interest expense	861	942	2,518	2,895

NET INTEREST INCOME	10,560	10,926	33,342	32,861
PROVISION FOR (RECOVERY OF) LOAN LOSSES	(182)	522	(863)	3,460
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,742	10,404	34,205	29,401

NON-INTEREST INCOME:
Service charges	1,023	809	2,859	2,635
Other service charges and fees	187	188	570	543
Gain on sale of securities	-	1,688	-	2,145
Mortgage banking income	516	750	2,109	1,635
Insurance and brokerage commissions	266	200	764	647
Appraisal management fee income	1,954	1,871	5,775	4,955
Miscellaneous	2,094	1,626	5,876	4,406
Total non-interest income	6,040	7,132	17,953	16,966

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,054	5,737	17,903	16,996
Occupancy	1,999	1,943	5,891	5,725
Appraisal management fee expense	1,556	1,478	4,646	3,845
Other	2,959	2,756	8,528	8,249
Total non-interest expense	12,568	11,914	36,968	34,815

EARNINGS BEFORE INCOME TAXES	4,214	5,622	15,190	11,552
INCOME TAXES	824	1,113	3,064	2,115

NET EARNINGS	$3,390	$4,509	$12,126	$9,437

PER SHARE AMOUNTS
Basic net earnings	$0.61	$0.80	$2.16	$1.67
Diluted net earnings	$0.59	$0.78	$2.10	$1.62
Cash dividends	$0.17	$0.15	$0.49	$0.60
Book value	$26.09	$24.83	$26.09	$24.83

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FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2021 and 2020, and the year ended December 31, 2020
(Dollars in thousands)

	Three months ended		Nine months ended		Year ended
	September 30,		September 30,		December 31,
	2021	2020	2021	2020	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$378,808	$200,101	$329,957	$194,710	$200,821
Loans	889,455	970,529	917,473	926,663	935,970
Earning assets	1,534,672	1,343,323	1,462,616	1,235,660	1,271,764
Assets	1,619,442	1,438,238	1,547,405	1,332,249	1,365,642
Deposits	1,420,294	1,170,626	1,353,636	1,083,088	1,115,019
Shareholders' equity	144,650	140,007	146,912	140,191	141,287

SELECTED KEY DATA:
Net interest margin (tax equivalent)	2.76%	3.28%	3.08%	3.60%	3.52%
Return on average assets	0.83%	1.25%	1.05%	0.95%	0.83%
Return on average shareholders' equity	9.30%	12.81%	11.04%	8.99%	8.04%
Average shareholders' equity to total average assets	8.93%	9.73%	9.49%	9.73%	9.89%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,287	$9,433	$9,908	$6,680	$6,680
Provision for (Recovery of) loan losses	(182)	522	(863)	3,460	4,259
Charge-offs	(306)	(152)	(542)	(529)	(1,414)
Recoveries	164	89	460	281	383
Balance, end of period	$8,963	$9,892	$8,963	$9,892	$9,908

	September 30, 2021	September 30, 2020	December 31, 2020
	(Unaudited)	(Unaudited)	(Audited)
ASSET QUALITY:
Non-accrual loans	$2,704	$3,475	$3,758
90 days past due and still accruing	-	84	-
Other real estate owned	-	128	128
Total non-performing assets	$2,704	$3,687	$3,886
Non-performing assets to total assets	0.17%	0.25%	0.27%
Loans modifications related to COVID-19	$-	$119,706	$18,246
Allowance for loan losses to non-performing assets	331.47%	268.29%	254.97%
Allowance for loan losses to total loans	1.01%	1.02%	1.04%
Allowance for loan losses to total loans, excluding PPP loans	1.04%	1.13%	1.14%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.94%	1.12%	1.18%
Risk Grade 2 (high quality)	19.07%	20.96%	20.45%
Risk Grade 3 (good quality)	69.24%	65.36%	65.70%
Risk Grade 4 (management attention)	8.15%	9.93%	9.75%
Risk Grade 5 (watch)	1.88%	1.91%	2.20%
Risk Grade 6 (substandard)	0.72%	0.72%	0.72%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At September 30, 2021, including non-accrual loans, there were three relationships exceeding $1.0 million in the Watch risk grade, which totaled $8.1 million.  There were no relationships exceeding $1.0 million in the Substandard risk grade.

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